Exhibit 99.1

Michael G. Morris and Dr. E. Gordon Gee Appointed to the Limited Brands, Inc. Board of Directors

COLUMBUS, Ohio, Sept. 20, 2012 -- Today Limited Brands (NYSE: LTD) announced the appointments of Michael G. Morris and Dr. E. Gordon Gee to its Board of Directors.

Mr. Morris is the Chairman of the Board of Directors of American Electric Power Co., Inc., one of the nation's largest generators of electricity. From January 2004 until his retirement in November 2011, Mr. Morris was also the president and chief executive officer of American Electric Power. In addition, Mr. Morris currently serves as a director of The Hartford Financial Services Group, Inc. and Alcoa Inc. He holds a B.A. and master's degree from Eastern Michigan University and a J.D. from the Detroit College of Law.

Dr. Gee is president of The Ohio State University, a world-class public research institution and one of the nation's most distinguished land-grant universities. Prior to his service at Ohio State, he led Vanderbilt University, Brown University, The Ohio State University (1990-97), the University of Colorado, and West Virginia University. Active in a number of national professional and service organizations, he also serves on the boards for Bob Evans Inc., the Rock and Roll Hall of Fame and Museum, Inc. and the National 4-H Council. He graduated from the University of Utah with an honors degree in history and earned his J.D. and Ed.D degrees from Columbia University.

"I am excited to welcome Mike and Gordon to our Board," said Leslie H. Wexner, chairman and chief executive officer of Limited Brands. "I'm confident that their substantial experience and thinking will challenge us to continue to get better ... something we're focused on every day. We're truly fortunate that they are on our team."

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria's Secret, Pink, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,622 specialty stores in the United States and its brands are sold in more than 700 company -operated and franchised additional locations world-wide. The company's products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Limited Brands b-roll footage of stores is available through our online newsroom.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Limited Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the August sales call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," "planned," "potential" and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the August sales call:

●
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises,  political crises or other major events, or the prospect of these events;

●	the seasonality of our business;
●	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;
●	our ability to grow through new store openings and existing store remodels and expansions;
●	our ability to successfully expand into international markets and related risks;
●	our independent licensees and franchisees;
●	our direct channel business;
●	our failure to protect our reputation and our brand images;
●	our failure to protect our trade names, trademarks and patents;
●	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;
●	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;
●	our reliance on foreign sources of production, including risks related to:
o	political instability;
o	duties, taxes and other charges on imports;
o	legal and regulatory matters;
o	volatility in currency exchange rates;
o	local business practices and political issues;
o	potential delays or disruptions in shipping and related pricing impacts;
o	the disruption of imports by labor disputes; and
o	changing expectations regarding product safety due to new legislation;
●	stock price volatility;
●	our failure to maintain our credit rating;
●	our ability to service our debt;
●	our ability to retain key personnel;
●	our ability to attract, develop and retain qualified employees and manage labor costs;
●	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

●	fluctuations in product input costs;
●	fluctuations in energy costs;
●	increases in the costs of mailing, paper and printing; claims arising from our self-insurance;
●	our ability to implement and maintain information technology systems;
●	our failure to comply with regulatory requirements;
●	tax matters; and
●	legal and compliance matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the August sales call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in "Item 1A. Risk Factors" in our 2011 Annual Report on Form 10-K.

SOURCE Limited Brands

Investor Relations, Amie Preston, +1-614-415-6704, apreston@limitedbrands.com; Media Relations, Tammy Roberts Myers, +1-614-415-7072, extcomm@limitedbrands.com